UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2024

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SKYE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2024, the Board of Directors (the “Board”) of Skye Bioscience, Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Board (the "Compensation Committee"), approved a base salary increase for each of Punit Dhillon, Chief Executive Officer of the Company and Kaitlyn Arsenault, Chief Financial Officer of the Company, with such increase to be effective as of January 1, 2025. In approving the compensation changes for Mr. Dhillon and Ms. Arsenault, the Board and the Compensation Committee considered, among other factors, the compensation practices, trends and data from the Company’s compensation peer group, consisting of comparable companies as identified by the Compensation Committee and an independent compensation consultant engaged by the Compensation Committee, and adjusted Mr. Dhillon's and Ms. Arsenault's compensation to more closely align with public company peers. Effective January 1, 2025, Mr. Dhillon’s annual base salary will be increased to $610,00 and Ms. Arsenault's base salary will be increased to $450,000.

In addition, on October 28, 2024, the Board, based on the recommendation of the Compensation Committee, approved the grant of stock options to each of Mr. Dhillon and Ms. Arsenault. Mr. Dhillon received options to purchase 650,000 shares of common stock of the Company and Ms. Arsenault received options to purchase 125,000 shares of common stock of the Company (collectively, the “Stock Option Awards”). The Stock Option Awards were issued under the Company’s Amended and Restated Omnibus Incentive Plan (the "Plan"), at a per share exercise price equal to the fair market value of the common stock on the grant date. Each Stock Option Award has a term of ten years from the grant date and vests in 48 equal monthly installments, subject to the respective executive’s continued service to the Company through the applicable vesting dates. The Stock Option Awards will accelerate upon a Change in Control (as defined in the Plan).

Item 8.01 Other Events.

On October 29, 2024, the Company issued a press release announcing the resignation of Mr. Dhillon as the Chairman of the Board and the appointment of Mr. Paul Grayson as the new Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 29, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: October 29, 2024	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer